SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2005

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On March 14, 2005, CC V Holdings, LLC (formerly known as Avalon Cable LLC), a subsidiary of the registrant, completed the redemption of the $113 million of 11.875% Senior Discount Notes due 2008, (the Notes) at 103.958% of principal amount, plus accrued and unpaid interest to the date of redemption. CC V Holdings, LLC redeemed the Notes to comply with the Amended and Restated Credit Agreement of Charter Communications Operating, LLC, also a subsidiary of the registrant (Charter Operating). The total cost of redemption was approximately $122 million which was paid from borrowings under the Charter Operating credit facilities. The press release is attached hereto as Exhbit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1	Press release dated as of March 15, 2005.*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

Dated: March 15, 2005

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer,
Senior Vice President and Controller
(Co-Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated as of March 15, 2005.*

* filed herewith